Exhibit (j)


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement (No. 33-70978) for The Aquinas Funds, Inc.



/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 24, 2000